                                 Exhibit 99(a)
         Innovative Medical Systems Corp. Audited Financial Statements

                        Albertjohn DePalantino & Co.
                      350 South Main Street, Suite 117
                            Doylestown, PA 18901


January 31, 1998


Board of Directors and Stockholders
INNOVATIVE MEDICAL SYSTEMS CORP
55 Steam Whistle Drive
Ivyland, PA  18974


We have audited the accompanying balance sheets of INNOVATIVE MEDICAL SYSTEMS CORP as of October 31, 1997 and 1996, and the related statements of income, changes in stockholders equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of INNOVATIVE MEDICAL SYSTEMS CORP as of October 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ DePalantino & Company
--------------------------
    DePalantino & Company

INNOVATIVE MEDICAL SYSTEMS CORP

Balance Sheet
October 31, 1997 and 1996

ASSETS
                                                                   1997                       1996
                                                          ----------------------      ---------------------
Current assets
--------------
Cash and cash equivalents                                    $           28,836         $              376
Accounts receivable, less allowance for doubtful
  accounts of $13,891 and $14,477 respectively                          449,149                    709,379
Inventories                                                           1,022,660                    985,836
Prepaid expenses and other                                               21,804                     31,606
                                                               -----------------          -----------------

  Total current assets                                                1,522,449                  1,727,197
                                                               -----------------          -----------------


Property, plant and equipment, at cost
--------------------------------------
Land                                                                     77,648                     77,648
Building & improvements                                               1,780,213                  1,780,213
Machinery & equipment                                                 1,728,934                  1,746,667
                                                               -----------------          -----------------

                                                                      3,586,795                  3,604,528
  Less: accumulated depreciation                                      1,784,736                  1,622,735
                                                               -----------------          -----------------

                                                                      1,802,059                  1,981,793
                                                               -----------------          -----------------

Other assets
------------
Refinance cost, net of amortization of $4,677 and                        65,484                     70,161
     $0 respectively
Covenant not-to-compete, net of amortization of
    $225,000 and $175,000 respectively                                        0                     75,000
                                                               -----------------          -----------------

  Total other assets                                                     65,484                    145,161
                                                               -----------------          -----------------


TOTAL ASSETS                                                 $        3,389,992         $        3,854,151
                                                               =================          =================


See accompanying notes to financial statements.

INNOVATIVE MEDICAL SYSTEMS CORP

Balance Sheet
October 31, 1997 and 1996


LIABILITIES AND STOCKHOLDERS EQUITY

                                                              1997                       1996
                                                     ----------------------      ---------------------
Current liabilities
-------------------
Revolving loan agreement                                $          389,345         $          535,138
Current portion of long-term debt                                  216,007                    123,129
Accounts payable                                                   375,198                    175,098
Payroll taxes due                                                    2,594                      1,758
Deferred income                                                    175,000                          0
Accrued expenses                                                   118,074                     50,270
                                                          -----------------          -----------------

  Total current liabilities                                      1,276,218                    885,393
                                                          -----------------          -----------------

Long-term liabilities
---------------------
Long-term debt, net of current portion                           1,486,204                  1,539,371
                                                          -----------------          -----------------

  Total long-term liabilities                                    1,486,204                  1,539,371
                                                          -----------------          -----------------


TOTAL LIABILITIES                                                2,762,422                  2,424,764
                                                          -----------------          -----------------

Stockholders' equity
--------------------
Common stock, no par value, 1,000,000 shares
  authorized; 627,600                                               21,087                     21,087
Additional paid-in capital                                         717,795                    717,795
Retained earnings                                                1,388,688                  2,190,505
  Less: treasury stock, 176,500 shares at cost                  (1,500,000)                (1,500,000)
                                                          -----------------          -----------------

Total stockholders' equity                                         627,570                  1,429,387
                                                          -----------------          -----------------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $        3,389,992         $        3,854,151
                                                          =================          =================


See accompanying notes to financial statements.


INNOVATIVE MEDICAL SYSTEMS CORP
Statement of retained earnings
October 31, 1997 and 1996


                                                  1997                       1996
                                         ----------------------      ---------------------
Balance - beginning                         $        2,190,505         $        2,393,333

Net loss for years ended
     October 31, 1997 and 1996                        (801,817)                  (202,828)
                                              -----------------          -----------------

Balance - ending                            $        1,388,688         $        2,190,505
                                              =================          =================


See accompanying notes to financial statements.

INNOVATIVE MEDICAL SYSTEMS CORP
Statement of cash flows
Years ended October 31, 1997 and 1996

                                                         1997                       1996
                                                ----------------------          -----------------


Net loss after tax                                 $         (801,817)        $         (202,828)
Depreciation and amortization                                 259,411                    291,210
Accounts receivable                                           260,230                    205,281
Inventory                                                     (36,824)                   263,158
Other current assets                                            9,802                     15,010
Accounts payable                                              200,100                    (12,036)
Accrued expenses                                               68,640                    (25,377)
Income tax payable and deferred income taxes                        0                   (215,321)
Deferred income                                               175,000                          0
                                                     -----------------          -----------------
   Operating cash flow                                        134,542                    319,097
                                                     -----------------          -----------------

Gross fixed assets                                                  0                    (33,418)
Intangible and other noncurrent assets                              0                    (70,161)
                                                     -----------------          -----------------
   Investing cash flow                                              0                   (103,579)
                                                     -----------------          -----------------

Cash flow before financing                                    134,542                    215,518
                                                     -----------------          -----------------

Short-term debt                                               (52,915)                  (237,954)
Long-term debt                                                (53,167)                    22,147
                                                     -----------------          -----------------
   Financing cash flow                             $         (106,082)        $         (215,807)
                                                     -----------------          -----------------


Comprehensive cash flow
-----------------------
Beginning cash                                     $              376         $              665
Plus:  Operating Cash Flow                                    134,542                    319,097
          Investing cash flow                                       0                   (103,579)
          Financing cash flow                                (106,082)                  (215,807)
                                                     -----------------          -----------------
Ending cash                                        $           28,836         $              376
                                                     =================          =================



See accompanying notes to financial statements.

INNOVATIVE MEDICAL SYSTEMS CORP
Income statement
Years ended October  31, 1997 and 1996


                                                             1997                                 1996
                                                            AMOUNT                               AMOUNT
                                                  --------------------------            --------------------------
Net sales                                         $             2,212,723               $            3,445,631
                                                     ----------------------               ----------------------
Direct expenses
---------------
Cost of goods sold
  Finished goods inventory, beginning                               65,728                              254,299
  Cost of goods manufactured                                     1,718,771                            2,048,841
                                                     ----------------------               ----------------------
  Cost of finished goods available                               1,784,499                            2,303,140
  Finished goods inventory, ending                                  16,625                               65,728
                                                     ----------------------               ----------------------
  Cost of goods sold                                             1,767,874                            2,237,412
Development costs                                                        0                              308,487
Engineering salaries                                               208,200                              358,489
                                                     ----------------------               ----------------------
  Total direct expenses                                          1,976,074                            2,904,388
                                                     ----------------------               ----------------------
Gross profit                                                       236,649                              541,243
                                                     ----------------------               ----------------------
Operating expenses
------------------
Selling                                                             51,462                              106,138
Office and administrative                                          793,082                              636,181
                                                     ----------------------               ----------------------
   Total operating expenses                                        844,544                              742,319
                                                     ----------------------               ----------------------
Income from operations before
   other income and expenses                                      (607,895)                            (201,076)

Other income and expense
------------------------
   Interest expense                                               (224,550)                            (231,700)
   Finance charge income                                                 0                               73,664
   Loss on sale of fixed assets                                          0                               (5,182)
   Corporate income tax                                             30,628                              161,466
                                                     ----------------------               ----------------------
NET LOSS                                           $              (801,817)             $              (202,828)
                                                     ======================               ======================
Loss per share                                     $                 (1.28)             $                 (0.32)
                                                     ======================               ======================
Weighted average number of shares
   used in computation                                             627,600                              627,600
                                                     ======================               ======================

See accompanying notes to financial statements.

INNOVATIVE MEDICAL SYSTEMS CORP
--------------------------------------------------------------------------------
Notes to financial statements
October 31, 1997 and 1996



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

A summary of the company's significant accounting policies applied in the preparation of the accompanying financial statements follows:


BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

INNOVATIVE MEDICAL SYSTEMS CORP was incorporated under the laws of the State of Pennsylvania on December 8, 1976. The corporation is a C Corporation.

INNOVATIVE MEDICAL SYSTEMS CORP is primarily engaged in the design and manufacture of medical equipment. The company's financial statements are presented in accordance with generally accepted accounting principles.

REVENUE RECOGNITION

Revenue from the manufacture of medical equipment is generally recognized when products are shipped to the customer. Income is reported on the accrual method for financial statement purposes.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined generally on a first-in, first-out (FIFO) method. Valuations are based on the cost of material, direct labor and manufacturing overhead, and do not exceed net realizable values. Inventories are comprised of the following components:

                               October 31, 1997             October 31, 1996
                             ---------------------        ---------------------
     Raw materials                        $843,355                     $794,097
     Work in process                       162,680                      126,011
     Finished goods                         16,625                       65,728
                             ---------------------        ---------------------

                                        $1,022,660                     $985,836
                             =====================        =====================

Cost of work-in-process includes purchased materials, direct labor and allocated overhead.

ACCOUNTS RECEIVABLE - TRADE

It is the management's policy to write-off uncollected accounts receivable at the time their collection becomes doubtful. A provision for doubtful accounts is maintained at approximately 3% of the accounts receivable balance, an amount management deems appropriate.



See accompanying notes to financial statements.

INNOVATIVE MEDICAL SYSTEMS CORP
-------------------------------------------------------------------------------
Notes to financial statements
October 31, 1997 and 1996



FIXED ASSETS AND ACCUMULATED DEPRECIATION

Fixed assets are recorded at their cost and include expenditures for major improvements that substantially increase their useful life. Repairs and maintenance are expensed as incurred.

For financial reporting purposes, depreciation is provided generally on a straight-line basis over the estimated useful lives of the related assets. For income tax purposes, depreciation is computed by using various accelerated methods and, in some cases, different useful lives than those used for financial reporting purposes.

The following net fixed assets remain at October 31, 1997:

Building and improvements                $1,463,309
Machinery and equipment                     161,513
Tooling                                      99,589

DEFERRED INCOME TAXES

The company has adopted Statement of Financial Accounting Standard (SFAS) No 109, "Accounting for Income Taxes". SFAS No 109 requires under the liability method, that deferred tax liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Deferred income taxes have been provided for timing differences, resulting from depreciation expense which is recognized differently for income tax and financial reporting purposes.


2.  LOANS
    -----

The following loans are outstanding at October 31, 1997:

                                                                    Long
                                        Current                     Term                      Total
                                 --------------------   --------------------------   ---------------------
Mellon Bank                                  $389,345                   $        0              $  389,345
AT&T Small Business Lending                    53,167                    1,486,204               1,539,371
Shareholders                                  162,840                            0                 162,840
                                 --------------------   --------------------------   ---------------------

     Total                                   $605,352                   $1,486,204              $2,091,556



See accompanying notes to financial statements.

INNOVATIVE MEDICAL SYSTEMS CORP
--------------------------------------------------------------------------------
Notes to financial statements
October 31, 1997 and 1996



The $1,539,371 loan due to AT&T Small Business Lending Corp is a mortgage on the building. This is a 15-year mortgage. The interest rate is 10.25%. The Building, equipment and machinery and all contract rights and general intangibles are held as collateral for this mortgage.

The $389,345 due to Mellon Bank is owed pursuant to a line of credit. The inventory and accounts receivable are collateral for this loan. The formula used to determine the borrowing base is 80% of eligible accounts receivable and 20% of eligible inventory. At October 31, 1997 Innovative Medical Systems Corp was in default of this loan.

On September 30, 1994 the company bought back a large portion of stock from a major shareholder. At that time the company entered into an agreement to pay $225,000 over three years for a covenant not-to-compete. At October 31, 1997 the balance owed was $45,156.

There are additional shareholders loans due of $117,684 at October 31, 1997. They are all due within one year. Interest is due at 10%.

The aggregate annual maturates of long-term debt during the years ending October 31, 1999 to 2002 are as follows: 1999 - $57,752; 2000 - $63,958; 2001 -
$70,830;  2002 - $78,441.


3.  PENSION
    -------

The company sponsors a 401(k)-pension plan.   An employee can contribute up to
6% of their annual pay. The company will match 10% of an employees contribution. For 1997 the amount of pension expense included in administrative expenses was $2,195.


4.  DEFERRED INCOME
    ---------------

Revenues received in advance from engineering projects are recognized on engineering hours. This method is used because management considers hours incurred to be the best available measure of progress on these projects.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The $175,000 in Deferred Income was a payment in advance for units not completed or shipped at October 31, 1997. These units were included in the Work in Process inventory.

See accompanying notes to financial statements.

INNOVATIVE MEDICAL SYSTEMS CORP
-------------------------------------------------------------------------------
Notes to financial statements
October 31, 1997 and 1996


5.  INCOME
    ------

The Net Sales includes both the sale of equipment and development income in the following amounts:

                                      October 31, 1997        October 31, 1996
                                   ----------------------   ---------------------

Manufacturing Sales                            $1,913,025              $2,845,875
Engineering fees                                  299,698                 599,756
                                   ----------------------   ---------------------

     Net Sales                                 $2,212,723              $3,445,631
                                   ======================   =====================

The "Net Sales" is the total sales net of discounts, returns and allowances and royalty payments.


6.  OTHER ASSETS
    ------------

Covenant not-to-compete
-----------------------

A covenant-not-to-compete was entered into with the previous shareholder of INNOVATIVE MEDICAL SYSTEMS CORP. This amount, valued at $225,000, has been capitalized and is being amortized over the three-year term of the agreement.

The refinance costs were incurred on the refinancing of the mortgage to AT&T and the refinance of the line of credit with Mellon Bank. These costs are being amortized over fifteen years.


7.  INCOME TAXES (BENEFIT)
    ----------------------

The provision for income taxes (benefit) is as follows:

                                                  October 31, 1997                  October 31, 1996
                                              -------------------------        --------------------------
     Currently payable                                       $       0                         $       0
     Deferred                                                  (30,628)                         (161,466)
                                              ------------------------         -------------------------

                                                             $ (30,628)                        $(161,466)
                                              ========================         =========================

The losses of Innovative Medical Systems Corp for income tax purposes resulted in the recognition of deferred income tax for October 31, 1996 and a refund of income taxes for October 31. 1997. There is a loss carryforward for tax purposes of $727,334. The entire carryfoward expires October 31, 2012.



See accompanying notes to financial statements.

INNOVATIVE MEDICAL SYSTEMS CORP
--------------------------------------------------------------------------------
Notes to financial statements
October 31, 1997 and 1996



Deferred Taxes Deferred taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards.

The tax effects of significant items comprising Innovative Medical Systems Corp`s deferred taxes as of October 31, 1997 were as follows:

                                                       October 31, 1997              October 31, 1996
                                                  --------------------------    --------------------------
Deferred tax assets:
     Federal net operating loss carryforward                       $ 247,284                     $       0
     Impact of temporary differences                                  96,968                       117,586
                                                  --------------------------    --------------------------

Total                                                                344,252                       117,586

Valuation allowance                                                 (344,252)                     (117,586)
                                                  --------------------------    --------------------------

Net deferred taxes                                                 $       0                     $       0
                                                  ==========================    ==========================

Temporary differences result from depreciation of fixed assets.

Statement of Financial Accounting Standards No 109 requires that the tax benefit of net operating losses and temporary differences be recorded as an asset to the extent that management assesses that realization is "more likely than not". Realization of the future tax benefits is dependent on Innovative Medical Systems Corp's ability to generate sufficient taxable income within the carryforward. Because of Innovative Medical Systems Corp's recent history of operating losses, management has provided a valuation allowance for its net deferred tax assets.


8.  SUBSEQUENT STOCK EXCHANGE
    -------------------------

On December 31, 1997 100% of the outstanding stock of Innovative Medical Systems Corp was exchanged for stock of OXIS International Inc. At that date Oxis International Inc became the 100% shareholder of Innovative Medical Systems Corp.



See accompanying notes to financial statements.